UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

FREDERICK’S OF HOLLYWOOD GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 466-5151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 6, 2013, Frederick’s of Hollywood Group Inc. (“Company”) received a notice from the NYSE MKT (the “Exchange”) of its intent to delist the Company’s common stock based on the Company’s continued non-compliance with the stockholders’ equity requirements for continued listing as set forth in Sections 1003(a)(i-iii) of the Exchange Company Guide.

The Company has decided not to request a hearing to appeal the delisting determination, and its common stock is expected to be suspended from the Exchange effective at the open of the market on February 22, 2013. The Company intends to remain current in its SEC reporting obligations, and it expects that its common stock will be quoted and traded on the OTCQB Marketplace upon delisting from the Exchange, or as soon as practicable thereafter, under a new four-character symbol that the Company will announce prior to the opening of trading. The OTCQB is a market tier operated by the OTC Market Group Inc. for qualifying companies that are not listed on a national securities exchange.

On February 12, 2013, the Company issued a press release announcing the receipt of the Exchange delisting notice. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit	Description

99.1	Press release dated February 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2013	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende Chief Financial Officer (Principal Financial and Accounting Officer)